Exhibit 99.1

                            Explanation of Responses

(1) Pursuant to the Stock Purchase Agreement, dated July 3, 2008, by and among Penn National Gaming, Inc. ("Penn"), FIF V PFD LLC ("FIF V PFD") and the other purchasers thereto, FIF V PFD acquired 9,750 shares of Series B Redeemable Preferred Stock ("Preferred Stock") of Penn upon consummation of the transaction on October 30, 2008. FIF V PFD is owned by Fortress Investment Fund V (Fund A) L.P., Fortress Investment Fund V (Fund D), L.P., Fortress Investment Fund V (Fund E) L.P., Fortress Investment Fund V (Coinvestment Fund A) L.P., Fortress Investment Fund V (Coinvestment Fund
      D) L.P., (collectively, "Fund V ADE Funds"), and Fortress Investment Fund V (Fund B) L.P., Fortress Investment Fund V (Fund C) L.P., Fortress Investment Fund V (Fund F) L.P., Fortress Investment Fund V (Coinvestment Fund B) L.P., Fortress Investment Fund V (Coinvestment Fund C) L.P., Fortress Investment Fund V (Coinvestment Fund F) L.P., (collectively, "Fund V BCF Funds"). Fortress Fund V GP L.P. is the general partner of each of the Fund V ADE Funds, and the general partner of Fortress Fund V GP L.P is Fortress Fund V GP Holdings Ltd., which is wholly-owned by Fortress Operating Entity II LP. FIG Corp. is the general partner of Fortress Operating Entity II LP, and is wholly-owned by Fortress Investment Group LLC ("Fortress"). Fortress Fund V GP (BCF) L.P. is the general partner of each of the Fund V BCF Funds, and the general partner of Fortress Fund V GP (BCF) L.P is Fortress Fund V GP (BCF) Holdings Ltd., which is wholly-owned by Principal Holdings I LP. FIG Asset Co. LLC is the general partner of Principal Holdings I LP, and is wholly-owned by Fortress of which Wesley R. Edens owns approximately 18% as of September 30, 2008.

(2) By virtue of his indirect interest in FIF V PFD, Mr. Edens may be deemed to beneficially own the shares listed in this report as beneficially owned by FIF V PFD. Mr. Edens disclaims beneficial ownership of all reported shares except to the extent of his pecuniary interest therein and the inclusion of the shares in this report shall not be deemed to be an admission of beneficial ownership of all of the reported shares for purposes of Section 16 of the Securities Exchange Act of 1934, or otherwise.